UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.          )

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EDCI Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 23, 2009

Dear Stockholder,

You were recently sent a proxy package on behalf of EDCI Holdings, Inc.  (“EDCI”) that included a proxy card to be used for voting and a proxy statement describing the proposals to be acted upon at a special stockholder meeting to be held on January 7, 2010.

AS OF TODAY, YOUR VOTE HAS NOT BEEN RECEIVED.  PROPOSAL NUMBER ONE LISTED ON YOUR PROXY CARD AND DESCRIBED IN THE PROXY STATEMENT IS CRITICAL.  FAILURE TO VOTE ON THIS PROPOSAL, OR ABSTAINING ON THIS PROPOSAL, WILL HAVE THE SAME EFFECT AS A NO VOTE. THE BOARD OF DIRECTORS HAS RECOMMENDED A VOTE IN FAVOR OF THIS PROPOSAL.

For your convenience, another proxy card is enclosed in this mailing and we request that you SIGN, DATE and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible.

For the three proposals listed on the proxy card, you are being asked:

(1)
To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of EDCI pursuant to a Plan of Complete Dissolution and Liquidation (“Plan of Dissolution”). (If you do not vote, it will be counted as a vote AGAINST the Proposal.);

(2)
To consider and vote upon a proposal to adjourn the special meeting to another date, time or place, if necessary, in the judgment of the proxy holders, for the purpose of soliciting additional proxies to vote in favor of Proposal 1

(3)	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof

In consultation with an outside financial advisory firm, management and the Board of Directors concluded that the factors impeding EDCI’s ability to identify and successfully consummate a transaction remain.  As a result, and based on the other reasons described in the proxy statement, our Board of Directors believes that the voluntary dissolution and liquidation of EDCI is advisable and in our best interests and the best interest of our stockholders, and recommends that our stockholders vote FOR the Plan of Dissolution.

You are strongly advised to read the entire proxy statement previously sent to you because it contains important information about the Special Meeting and the Plan of Dissolution.  You may obtain an additional copy of the proxy statement and any other documents filed by the Company with the SEC free of charge on the website of the SEC at www.sec.gov, on our website www.edcllc.com or by calling (646) 401-0084.

Sincerely,

/s/ Clarke H. Bailey
Clarke H. Bailey
Chairman of the Board